UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2015

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Main Street, Suite 420 Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Reference is made to Item 2.03 of this Current Report on Form 8-K.  The disclosure contained in Item 2.03 and the information contained in Exhibit 10.19(e) attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Our indirect wholly owned subsidiary, Quest Resource Management Group, LLC, entered into an Eighth Amendment to Loan Agreement, dated as of July 7, 2015 (the “Amendment”), with Regions Bank.  Capitalized terms used herein have the meanings set forth in the Loan Agreement (as defined in the Amendment). The Amendment amended the Loan Agreement to, among other things, increase the aggregate Revolving Credit Commitment to $15.0 million by exercising the $5.0 million accordion feature in the Loan Agreement.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.19(e).

Item 9.01.  Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired.

Not applicable.

(b)Pro Forma Financial Information.

Not applicable.

(c)Shell Company Transactions.

Not applicable.

(d)Exhibits.

Exhibit
NumberExhibits

10.19(e)	Eighth Amendment to Loan Agreement, dated as of July 7, 2015, by and between Quest Resource Management Group, LLC and Regions Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2015	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
Laurie L. Latham
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.19(e)	Eighth Amendment to Loan Agreement, dated as of July 7, 2015, by and between Quest Resource Management Group, LLC and Regions Bank